EXHIBIT 32.0
SECTION 1350 CERTIFICATIONS
     The undersigned executive officers of Home Federal Bancorp, Inc. of Louisiana (the “Registrant”) hereby certify that the Registrant’s Form 10-KSB for the year ended June 30, 2006 fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that the information contained therein fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: September 27, 2006	/s/ Daniel R. Herndon
	Name:	Daniel R. Herndon
	Title:	President and Chief Executive Officer

Date: September 27, 2006	/s/ Clyde D. Patterson
	Name:	Clyde D. Patterson
	Title:	Executive Vice President (Principal Financial Officer)

A signed original of this written statement required by Section 906 has been provided to Home Federal Bancorp, Inc. of Louisiana and will be retained by Home Federal Bancorp, Inc. of Louisiana and furnished to the Securities and Exchange Commission or its staff upon request.